UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

Tevogen Bio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41002	85-1284695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite #410
Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 838-6436

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	TVGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Series A Preferred Stock

As previously disclosed, on February 14, 2024, Tevogen Bio Holdings, Inc. (the “Company”) entered into a securities purchase agreement with Dr. Manmohan Patel (the “Investor”), an existing investor in the Company and beneficial owner of more than 5% of the Company’s shares of common stock (“Common Stock”), pursuant to which the Investor agreed to purchase $8 million of shares of a newly designated series of preferred stock of the Company (the “Series A Preferred Stock”). On March 15, 2024, the Company filed the Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Delaware Secretary of State, creating the Series A Preferred Stock and establishing the rights, preferences and other terms of the Series A Preferred Stock, and issued the Series A Preferred Stock. A summary of the material terms of the Series A Certificate of Designation is set forth below.

Security	Series A Preferred Stock, par value $0.0001 per share

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Series A Preferred Stock ranks senior to all the Company’s Common Stock and Series B Preferred Stock with respect to dividend rights and rights on the distribution of assets upon liquidation, dissolution and winding up.

Original Issue Price	$4,000 per share of Series A Preferred Stock.

Dividend	Holders of Series A Preferred Stock are entitled to receive dividends accruing daily on a cumulative basis payable at a fixed rate of 5% per annum per share on the Original Issue Price, which rate will automatically increase by 2% every year that the Series A Preferred Stock remains outstanding. The Series A Preferred Stock will also participate on an as-converted basis in any regular or special dividends paid to Common Stock holders.

Redemption	The Series A Preferred Stock is subject the Company’s right to call the Series A Preferred Stock for $4,000.00 per share plus any Accruing Dividends accrued but unpaid thereon if the volume weighted average price of the Common Stock for the twenty days prior to delivery of the Call Notice is greater than $5.00 per share and there is an effective resale registration statement on file covering the underlying Common Stock.

Conversion Rights	The holders of the Series A Preferred Stock may elect to convert the Series A Preferred Stock into shares of the Common Stock, at the applicable conversion rate (subject to certain adjustments), at any time, which right is subject to termination upon a Deemed Liquidation Event or a liquidation, dissolution or winding up of the Company.

2

Consent Rights	As long as the Series A Preferred Stock is outstanding, the Company will not, without the written consent of the holders of 50.1% of the Series A Preferred Stock, amend, alter, or repeal any provision of the Company’s Certificate of Incorporation or Bylaws in a manner adverse to the Series A Preferred Stock.

Voting	The holders of outstanding shares of Series A Preferred Stock shall have no voting rights with respect to such shares of Series A Preferred Stock on any matter presented to the Company’s stockholders, except as required by law or as specifically set forth in the Certificate of Designation.

Liquidation Preference	In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Company is required to first pay the Series A Preferred Stock holders an amount per share equal to the greater of (i) the Original Issue Price plus Accruing Dividends accrued but unpaid on each share of Series A Preferred Stock and (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

No Maturity and No Sinking Fund	The Series A Preferred Stock will have no stated maturity and will not be subject to any sinking fund.

Certificate of Designation of Series B Preferred Stock

As previously disclosed, on February 14, 2024, Semper Paratus Acquisition Corporation (n/k/a Tevogen Bio Holdings, Inc.) (“Semper Paratus”) entered into that certain Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) with its sponsor, which is the beneficial owner of more than 5% of the Company’s Common Stock (the “Sponsor”), pursuant to which Semper Paratus assigned to the Sponsor and the Sponsor agreed to assume certain liabilities and obligations, including liabilities and obligations that would have become liabilities and obligations of the Company as a result of a business combination between Semper Paratus and Tevogen Bio Inc, in the aggregate initial amount of approximately $4.2 million, which amount was later reduced to approximately $3.6 million, in consideration for the issuance of a newly designated series of preferred stock of the Company (the “Series B Preferred Stock”). On March 15, 2024, the Company filed the Certificate of Designation of Series B Preferred Stock (the “Series B Certificate of Designation”) with the Delaware Secretary of State, creating the Series B Preferred Stock and establishing the rights, preferences and other terms of the Series B Preferred Stock, and issuing the Series B Preferred Stock. A summary of the material terms of the Series B Certificate of Designation is set forth below.

Security	Series B Preferred Stock, par value $0.0001 per share

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Series B Preferred Stock ranks: (i) senior to all the Company’s Common Stock and any other equity security of the Company other than any equity securities that are Series A Preferred Stock or Series B Preferred Stock, and (ii) junior to the Series A Preferred Stock, with respect to dividend rights and rights on the distribution of assets upon liquidation, dissolution and winding up.

Issue Price	$1,000 per share of Series B Preferred Stock.

3

Dividend

Holders of Series B Preferred Stock are entitled to receive, beginning thirty-five days after issuance, quarterly, dividends at an initial rate of 3.25% per quarter, which rate will automatically increase by 0.25% every month that the Series B Preferred Stock remains outstanding (subject to a cap of 7.5% per quarter).

Dividends on the Series B Preferred Stock accrue quarterly and are computed based on the actual days elapsed in a 360-day year consisting of twelve 30-day months.

For so long as any liabilities and obligations listed on Schedule I to the Assignment and Assumption Agreement are outstanding, any dividend will be paid by the Company on behalf the Sponsor to the creditors to which the assumed liabilities and obligations are owed, pro rata in accordance with those liabilities and obligations, unless otherwise agreed in writing by the Company and the holders of the Series B Preferred Stock.

Redemption	The Series B Preferred Stock is subject to the Company’s right to call the Series B Preferred Stock pro rata at an amount per Series B Preferred Stock equal to the Issue Price.

Conversion Rights	The Series B Preferred Stock are not convertible into shares of Series A Preferred Stock or Common Stock.

Voting	The holders of Series B Preferred Stock do not have voting rights with respect to the Series B Preferred Stock, except as otherwise set forth in the Series B Preferred Stock Certificate of Designation.

Liquidation Preference	The Series B Preferred Stock has a liquidation preference equal to the aggregate amount of the liabilities assumed by the Sponsor pursuant to the Assignment and Assumption Agreement.

No Maturity and No Sinking Fund	The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund.

The foregoing description of the Series A Certificate of Designation, the Series A Preferred Stock, the Series B Certificate of Designation, and the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate of Designation and the Series B Certificate of Designation, which are attached hereto as Exhibits 3.1 and 3.2, respectively. Capitalized terms used in this Item 5.03 but not defined herein shall have the meanings set forth in the Series A Certificate of Designation and Series B Certificate of Designation, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1 3.2	Certificate of Designation of Series A Preferred Stock of Tevogen Bio Holdings Inc. Certificate of Designation of Series B Preferred Stock of Tevogen Bio Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tevogen Bio Holdings Inc.

Date: March 21, 2024	By:	/s/ Ryan Saadi
	Name:	Ryan Saadi
	Title:	Chief Executive Officer

5